Exhibit 99.1

Gourmet Foods Limited

Financial Statements
As of March 31, 2015 and 2014

Gourmet Foods, Ltd.

Crowe Horwath
New Zealand Audit Partnership
Level 29, 188 Quay Street
Auckland 1010 New Zealand

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   To the Stockholders of Gourmet Foods Limited:

We have audited the accompanying balance sheets of Gourmet Foods Limited as of March 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gourmet Foods Limited as of  March 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring net losses. This along with other factors, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 1 and 9 to the financial statements, on August 11, 2015, all of the issued and outstanding shares of the Company were acquired by a U.S. publicly-traded company.

/s/ Crowe Horwath

   Crowe Horwath New Zealand Audit Partnership
   Auckland
  October 30, 2015

GOURMET FOODS LIMITED
BALANCE SHEETS
(Expressed in New Zealand Dollars)
MARCH 31, 2015 AND 2014

ASSETS
	2015	2014
Current Assets:
Cash and cash equivalents	$1,003,402	$689,682
Receivables:
Trade accounts	282,777	437,602
Income tax	44,130	78,021
Inventory	414,251	424,681
Deferred tax asset	27,327	17,359
Other assets	881	7,652
Total current assets	1,772,768	1,654,996

Non Current Assets:
Property, plant and equipment, net	981,748	1,090,234
Total assets	$2,754,516	$2,745,230

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Trade accounts payable	$343,778	$373,173
Accrued expenses and other	148,375	100,136
Shareholder advances	1,648,748	1,648,748
Total liabilities (all current)	2,140,901	2,122,057

Stockholders' Equity:
Common stock - no par value: authorized, 1,200 shares;
issued and outstanding, 1,200 shares	21,000	21,000
Retained earnings	592,615	602,173

Total stockholders' equity	613,615	623,173

Total liabilities and stockholders' equity	$2,754,516	$2,745,230

See accompanying notes to financial statements.

GOURMET FOODS LIMITED
STATEMENTS OF OPERATIONS
(Expressed in New Zealand Dollars)
YEARS ENDED MARCH 31, 2015 AND 2014

	2015	2014

Net sales	$5,903,379	$5,466,982
Cost of goods sold (excluding depreciation and amortisation)	4,264,185	3,898,214
Gross profit	1,639,194	1,568,768

Selling, general and administrative expenses	1,514,603	1,628,335
Depreciation expense	173,946	190,512
Impairment of intangible assets	-	444,542
	1,688,549	2,263,389
Operating (loss)	(49,355)	(694,621)

Other income (expense):
Interest income	21,043	21,298
Other income	12,056	2,546
Other expenses	(3,270)	(13,727)
	29,829	10,117

Loss before income tax expense	(19,526)	(684,503)
Income tax benefit	9,968	17,359
Net (loss)	$(9,558)	$(667,144)

See accompanying notes to financial statements.

GOURMET FOODS LIMITED
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Expressed in New Zealand Dollars)
YEARS ENDED MARCH 31, 2015 AND 2014
			Retained
	Shares	Amount	Earnings	Total
April 1, 2013	1,200	$21,000	$1,269,317	$1,290,317

Net loss	-	-	(667,144)	(667,144)

March 31, 2014	1,200	21,000	602,173	623,173

Net loss	-	-	(9,558)	(9,558)

March 31,2015	1,200	$21,000	$592,615	$613,615

See accompanying notes to financial statements.

GOURMET FOODS LIMITED
STATEMENTS OF CASH FLOWS
(Expressed in New Zealand Dollars)
YEARS ENDED MARCH 31, 2015 AND 2014

	2015	2014

Cash flows from operating activities:
Net (loss)	$(9,558)	$(667,144)

Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Depreciation	173,946	190,512
Impairment charge	-	444,542
Loss on disposal of assets	3,779	10,732
Deferred tax (benefit)	(9,968)	(17,359)
Changes in operating assets and liabilities:
Trade receivables	154,825	(758)
Income tax receivable	33,891	(127,946)
Inventory	10,430	(57,124)
Other assets	6,771	32,074
Trade payables	(29,395)	70,313
Accrued expenses and other	48,239	100,136
Net cash provided by operating activities	382,960	(22,022)

Cash flows from investing activities:
Sales of property and equipment	12,423	12,103
Purchases of property and equipment	(81,663)	(142,886)
Net cash (used in) investing activities	(69,240)	(130,783)

Cash flows from financing activities:
Repayments on shareholder advances	-	(8,541)

Net cash (used in) financing activities	-	(8,541)

Net increase/(decrease) in cash and cash equivalents	313,720	(161,346)

Cash and cash equivalents at beginning of year	689,682	851,027

Cash and cash equivalents at end of year	$1,003,402	$689,682

Cash paid for income taxes	$79,632	$127,946
Cash paid for interest	-	$1,462

See accompanying notes to financial statements.

GOURMET FOODS LIMITED
NOTES TO FINANCIAL STATEMENTS

1.     Organization and summary of significant accounting policies:

Organization:

Gourmet Foods Limited (“the Company”), was formed in 1989 (Previously known as Pats Pantry (2002) Ltd) to produce and sell wholesale bakery products in New Zealand.  The Company, which is located in Tauranga, New Zealand, sells substantially all of its goods to three independent supermarket and service station chains with stores located mainly throughout the North Island of New Zealand. Through to August 10, 2015, the Company was owned by four shareholders.  On August 11, 2015, the Company’s shareholders sold all of their shares to a U.S. public Company (Note 9).

Basis of accounting:

The financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP).

Functional and reporting currency:

Functional and reporting currency items included in the financial statements and accompanying notes are measured using the currency of the primary economic environment in which the Company operates (‘the functional currency’). The financial statements are presented in New Zealand dollars, which is the entity’s functional and reporting currency.

Going concern and management’s plans:

The accompanying financial statements have been prepared on the basis that the company is a going concern, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

The Company has experienced losses over the past two fiscal years of $631,385 and $35,095 respectively. These recurring net losses cast substantial doubt on the Company’s ability to continue as a going concern.

Managements’ plans to address this have included a recent change in ownership (Note 9) and consequent restructure in the Company’s operations to return to profit over the next 12-month period. The new parent company after the August 2015 acquisition (Concierge Technologies, Inc.) has provided $250,000 of working capital assistance which is to remain in place in the immediate future.

Should the Company not be able to generate profitability and should the parent company not provide ongoing working capital support, the consequences could result in a material adverse impact to the Company.

1.     Organization and summary of significant accounting policies (continued):

Cash and cash equivalents:

The Company considers all highly liquid investments which are readily convertible into cash and have an original maturity of three months or less to be cash equivalents. Cash equivalents are classified within Level 1 in accordance with the three-tiered fair value hierarchy prescribed by U.S. Financial Accounting Standards Board (“FASB”) guidance, as the cash equivalents are valued using inputs observable in active markets for identical assets. Management believes that the Company is not exposed to significant credit risk relating to cash and cash equivalents because the Company maintains its cash and cash equivalents with high credit quality financial institutions.

Trade accounts receivable:

The Company performs ongoing evaluations of its accounts receivable and determines whether an allowance for potential credit losses is required based upon loss history and aging analysis. At March 31, 2015 and 2014, management determined that an allowance for doubtful accounts was not necessary. At March 31, 2015, total accounts receivable were from 155 customers, of which three individual customers each represented approximately 34%, 23% and 15% of accounts receivable. At March 31, 2014, total accounts receivable were from 204 customers, of which three individual customers each represented approximately 22%, 22% and 13% of accounts receivable.

Inventory:

Inventory consists of packaging, raw ingredients and finished goods, and are stated at the lower of cost (first-in, first-out) or market.

Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using these estimated useful lives of the related assets, which range from three to fifteen years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life of the improvements. Normal repairs and maintenance are expensed as incurred, whereas significant improvements which materially increase values or extend useful lives are capitalized and depreciated over the remaining estimated useful lives of the related assets. Upon sale or retirement of depreciable assets, the related cost and accumulated depreciation or amortization are removed from the accounts. Any gain or loss on the sale or retirement is recognized in current operations.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying values of an asset or asset group may not be recoverable. The amount of potential impairment loss is calculated by the excess of the carrying value of the assets over the fair value. Fair value is generally determined using a discounted cash flow analysis.

1.    Organization and summary of significant accounting policies (continued):

No impairments were recognized to property and equipment for the years ended March 31, 2015 and 2014

Revenue recognition:

The Company recognizes revenue from the sale of product, net of discount and allowances, when it is considered to be realized or realizable and earned. The Company determines these requirements to be met at the point at which the product is delivered to the customer and title has transferred, generally, Free on Board destination. Additionally, the Company collects goods and services taxes, which are presented on a net basis (excluded from goods and services taxes), on the statements of operations. Sales concentrations for the years ended March 31, 2015 and 2014 are as follows:

	2015	2014
	%	%

Customer 1	34	22
Customer 2	15	22
Customer 3	23	13

From time to time, the Company enters into barter transactions for the exchange of advertising for products.  Such transactions or services are recorded at the monetary value of the revenue expected to be realized from the ultimate disposition of merchandise or services.

The Company recognized barter revenue and barter expense for the years ended March 31, 2015 of $nil and approximately $5,800, respectively. The Company recognized barter revenue and barter expense for the year ended March 31, 2014 of $nil and approximately $12,000, respectively.

Cost of goods sold:

Cost of goods sold primarily includes the cost of inventory sold during the period and shipping and handling fees. The elements of cost also include labor and overhead.

Shipping and handling fees and costs:

Generally, the Company does not separately record its shipping and handling fees on billing of goods sold to customers but are rather included within the price of the units sold.

1.    Organization and summary of significant accounting policies (continued):

Income taxes:

Management assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any current tax positions that would result in an asset or liability being recognized in the accompanying financial statements.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax positions as a component of the specific tax itself. As of March 31, 2015 and 2014, the Company did not have any accrued interest or penalties associated with any unrecognized tax positions, nor was any interest expense or penalties recognized during the years ended March 31, 2015 and 2014. The statutes of limitations for taxing authorities to audit the Company’s tax returns is normally 6 years.

Value added tax (“VAT”):

Sales of goods in New Zealand are subject to VAT at 15% (output VAT). Input tax on purchases can be deducted from output VAT. The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of other receivables or other payables in the statement of financial position.

 Revenues, expenses and assets are recognized net of VAT except:

·
Where the VAT incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

·	Receivables and payables are stated with VAT included.

Use of estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

1.    Organization and summary of significant accounting policies (continued):

Intangible assets:

Intangible assets with estimable lives are amortized in a pattern consistent with the asset’s identifiable cash flows or using a straight- line method over their remaining estimated benefit periods if the pattern of cash flows is not estimable. The Company reviews the carrying value of intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an intangible asset is measured by comparison of their carrying amounts to the undiscounted cash flows that the asset or asset group is expected to generate. If the carrying amount of the asset exceeds the undiscounted cash flows, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value (Note 4).

Advertising and promotion:

Advertising and promotion expense was approximately $80,400 and $210,900 for the years ended March 31, 2015 and 2014, respectively.

Research and development:

Research and development is expensed as incurred and was approximately $36,400 and $75,400 for the years ended March 31, 2015 and 2014, respectively.

Recently issued accounting pronouncements:

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 will eliminate the transaction and industry-specific revenue recognition guidance under current U.S. GAAP and replace it with a principles-based approach for determining revenue recognition. This ASU is required to be adopted for annual periods beginning after December 15, 2018 and must be applied retrospectively.  Management is currently evaluating the potential impact of this ASU on Company’s financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern: Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern.  The guidance is effective for annual periods ending after December 15, 2016, and interim periods thereafter, early application is permitted.  Management is currently evaluating the potential impact of this ASU on Company’s financial statements.

1.    Organization and summary of significant accounting policies (continued):

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a material impact on Company’s financial statements.

2.     Inventory:

Inventory consists of the following at March 31, 2015 and 2014:

	2015	2014

Packaging	$123,486	$169,203
Raw materials (ingredients)	74,656	76,487
Finished goods	177,868	143,876
	$376,010	$389,566
3.     Income tax

The reconciliation of income taxes calculated at the New Zealand statutory income tax rates to the effective income tax rate is as follows:

	2015	2014

Expected tax benefit	$5,467	$191,661
Permanent differences	(7,725)	(166,386)
Other adjustments	12,226	(7,916)
Total income tax benefit	$9,968	$17,359

The difference between the expected statutory tax rate of 28% and the effective tax rate is primarily due to permanent differences.

Deferred income tax is calculated for certain transactions and events because of differing treatments under U.S. generally accepted accounting principles and the currently enacted federal tax laws. The results of these differences on a cumulative basis, known as temporary differences, results in the recognition and measurement of deferred tax assets and liabilities in the accompanying balance sheets.  For the year ended March 31, 2014, the permanent differences are primarily related to the Company’s inability to claim deductions related to impairment charges and permanent differences arising as a result the Company’s change in ownership in August 2015.

The primary components that comprise the deferred tax assets (liabilities) as of March 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets (liabilities), current:
Inventory	$(5,673)	$(8,107)
Accrued expenses	33,000	25,467
Total net deferred tax assets (all current)	$27,327	$17,359

4.     Impairment of goodwill and intangible assets:

The Company’s impairment analysis of goodwill and intangible assets (trademarks) for the fiscal year ended March 31, 2014, resulted in a 2014 impairment charge, as follows:

Trademarks	$5,481
Goodwill	439,061
Total impairment charge	$444,542

Trademarks

Ponsonby Pies and Pats Pantry Trademarks were registered in a number of countries in the year ended March 31, 2014, as part of the Company’s exporting initiative. This initiative quickly failed, and the Company has not continued with this initiative. Management determined that the trademark intangible assets had no remaining value, and were therefore fully impaired in 2014.

Goodwill

This goodwill arose from the purchase of the Pats Pantry brand and business in 2002. For the year ended March 31, 2014, the Company recognized an impairment loss on goodwill of $439,061. A number of factors, including the Company’s overall financial performance, new development in product brands, and consideration of future cash flows were considered in the impairment analysis and resulting recognition of impairment loss. The goodwill impairment assessment process was conducted at the reporting unit level. The Company determined the fair value based on a discounted cash flows model. After applying the goodwill impairment test, the implied fair value of goodwill was substantially lower than the carrying amount of the goodwill and it was concluded that the full carrying amount of goodwill was impaired.

5.    Property, plant and equipment:

Property and equipment consist of the following as of March 31, 2015 and 2014:

	2015	2014

Plant and equipment	$3,110,011	$3,076,356
Leasehold property improvements	209,449	206,920
Office furniture and fittings	102,447	84,394
Motor vehicles	84,354	91,528
	3,506,261	3,459,198
Less Accumulated Depreciation	2,524,513	2,368,964

	$981,748	$1,090,234

Depreciation Expense	$173,946	$190,512

6.     Stockholders’ equity:

The Company has 1,200 shares of Nil par value common stock authorized. All shares have identical rights as to distributions and liquidation. The shares are issued as voting shares or shares with limited voting rights, including limitations on the right to vote on certain issues or limitations on the right to elect members of the board. At March 31, 2015 and 2014, all 1,200 shares have been designated as voting shares.

During the years ended March 31, 2015 and 2014, there were no dividends declared or paid. On July 1, 2015, there was a dividend declared of $1,058,659, which was paid in cash (Note 10).

7.     Related party transactions and balances:

Stockholder transactions and loans

The Company has incurred transactions with the stockholders, and the stockholders have also provided loan advances to the Company, as detailed below:

	2015	2014
Roger Rushton
Opening Balance	$143,954	$152,494
Less personal taxes paid by the company	-	8,540
Closing Balance	$143,954	$143,954

This advance was principally for the purpose of funding the original business purchase in 2002, and was paid in cash.  There is no formal agreement or promissory note; the advance is unsecured.  There are also no formal repayment terms and the advance is non-interest bearing.

	2015	2014
Roger Rushton Family Trust
Opening and closing Balance	$1,504,594	$1,504,594

This advance was principally for the purpose of funding the original business purchase in 2002, and was paid in cash.  There is no formal agreement or promissory note; the advance is unsecured, there are no formal repayment terms, and the advance is non-interest bearing.

Directors’ salaries and fees

Roger Rushton is both a director and stockholder in the Company.  Roger Rushton was paid an annual salary totaling $102,109 (2015 fiscal year), and $100,000 (2014 fiscal year).

	2015	2014

Jetstream Trust	$200	$200

Stockholder guarantee:

A personal guarantee has been provided by Roger Rushton (a significant shareholder of the Company) on the Company’s property leases at 144 and 146 Birch Avenue, Tauranga.

8.     Lease commitments

The company has operating leases for its office, factory and warehouse facilities located in   Tauranga, New Zealand, as well as for certain equipment. These leases are generally for three-year terms, with options to renew for additional three-year periods. The leases mature between September 2016 and August 2018, and require monthly rental payments of approximately $13,400 per month.

Future minimum lease payments are as follows:

Fiscal years ending March 31,	$

2016	157,406
2017	142,362
2018	114,704
2019	40,333
454,806

9.    Subsequent Events:

Subsequent events have been evaluated through to October 24, 2015, which is the date the financial statements were available to be issued.

Dividend
On July 1, 2015, the Company declared a dividend of $882.21 per share ($1,058,659) as fully imputed and subject to withholding tax of 5% on the gross payment.

Cash withdrawals
At the same time, there was a substantial cash withdrawal of $915,005, as part payment of the dividend.

Sale of shares, change of Directors and debt restructure
On August 11, 2015, the Shareholders of the Company sold all 1,200 shares of the Company to Concierge Technologies, Inc., a U.S publicly-traded company registered in Nevada U.S.A. At the same time, shareholder loans totaling $1,648,748 were assigned to Concierge Technologies. Roger Rushton, as the sole director, resigned and was replaced by Bryce Cole (NZ Director) and David Neibert (US - based Director). Roger Rushton’s personal guarantee on the lease was removed and replaced by both a $20,000 bond and General Security Agreement in favor of the Gerald O’Leary Family Trust and registered on the Personal Property Securities Register for a priority sum of $110,000.